EXHIBIT NO. 1
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                             JOINT FILING AGREEMENT
                             ----------------------

     In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby consent to the joint filing by any of them of a Statement on Schedule 13D and any amendments thereto, whether heretofore or hereafter filed, relating to the securities of Cygne Designs, Inc., and hereby affirm that this Schedule 13D/A is being filed on behalf of each of the undersigned.



Dated: October 3, 2005           /s/ Hubert Guez
                                 ----------------------------------
                                        Hubert Guez


                                        Diversified Apparel Resources, LLC


Dated: October 3, 2005           /s/ Hubert Guez
                                 ---------------------------------
                                        Manager


                                        Guez Living Trust dated December 6, 1996


Dated: October 3, 2005           /s/ Hubert Guez
                                 ---------------------------------
                                        Trustee